UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ESSENDANT INC.

(Name of Registrant as Specified In Its Charter)

Emu Investments LLC

Staples, Inc.

Arch Investors L.P.

SP GP (Cayman) Ltd.

Sycamore Partners II, L.P.

Sycamore Partners II GP, L.P.

Sycamore Partners II GP, Ltd.

Stefan L. Kaluzny

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2018

SPECIAL MEETING OF STOCKHOLDERS OF

ESSENDANT INC.

One Parkway North Boulevard

Deerfield, Illinois 60015

PROXY STATEMENT

OF

STAPLES, INC.

SOLICITATION OF PROXIES IN OPPOSITION TO

THE SHARE ISSUANCE PROPOSAL AND OTHER PROPOSALS REGARDING THE

PROPOSED MERGER WITH GENUINE PARTS

COMPANY’S S.P. RICHARDS COMPANY BUSINESS

[                    ], 2018

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Emu Investments LLC (“Emu”), Staples, Inc. (“Staples”), Arch Investors L.P., SP GP (Cayman) Ltd., Sycamore Partners II, L.P. (“Sycamore”), Sycamore Partners II GP, L.P., Sycamore Partners II GP, Ltd. and Stefan L. Kaluzny (collectively, the “Participants” or “we”) are significant stockholders of Essendant Inc. (“Essendant” or the “Company”). We are writing to you in connection with the proposed business combination under which Essendant would combine with Genuine Parts Company’s (“GPC”) S.P. Richards Company business (the “SPR Business”), the principal transactions of which include (i) the transfer by GPC of the SPR Business to GPC’s wholly owned subsidiary Rhino SpinCo, Inc. (“SpinCo”), (ii) the distribution by GPC of all of the outstanding Shares of SpinCo common stock to GPC shareholders on a pro rata basis, and (iii) the merger of Elephant Merger Sub Corp., a newly-formed, wholly owned subsidiary of Essendant (“Merger Sub”), with and into SpinCo, with SpinCo surviving the Merger as a wholly owned subsidiary of Essendant (collectively, the “Merger”). In connection with the proposed Merger, Essendant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 12, 2018, with GPC, Merger Sub and Spinco.

WE ARE DISTRIBUTING THIS PROXY STATEMENT IN ORDER TO URGE ESSENDANT STOCKHOLDERS TO VOTE WITH STAPLES “AGAINST” THE PROPOSED MERGER.

The Board of Directors of Essendant (the “Board”) has scheduled a Special Meeting (the “Special Meeting”) of stockholders for the purpose of considering and voting on approving the issuance of Essendant’s common stock, par value $0.10 per share (“Shares”, and such issuance of Shares in connection with the Merger, the “Share Issuance”) pursuant to the Merger Agreement, as well as proposals relating to adjournment of the Special Meeting and merger-related executive compensation. The Special Meeting is scheduled to be held on October 5, 2018, at 8:30 a.m. Central time, at Essendant’s offices located at One Parkway North Boulevard, Deerfield, Illinois.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about [    ].

For the reasons set forth in this Proxy Statement, we oppose the proposed Merger because we believe that the Merger is not in the best interests of Essendant stockholders, and we are soliciting your proxy to vote AGAINST the following proposals (the “Merger Proposals”):

Proposal	Our Recommendation
1. Essendant’s proposal to issue Shares in connection with the Merger Agreement (the “Share Issuance Proposal”).	AGAINST

2. Essendant’s proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal (the “Meeting Adjournment Proposal”).

AGAINST

3. Essendant’s proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements that may be paid or become payable to Essendant’s named executive officers in connection with the Merger (the “Advisory Merger-Related Executive Compensation Proposal”).

AGAINST

Essendant has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as August 8, 2018 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting, so long as such Shares remain outstanding on the date of the Special Meeting. At the close of business on the Record Date, there were approximately 37,709,883 Shares outstanding and entitled to vote at the Special Meeting according to the Company’s proxy statement/prospectus-information statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2018 (the “Essendant Proxy Statement”). The Shares are the only class of stock entitled to vote at the Special Meeting. As of the close of business on August 13, 2018, the Participants beneficially own 4,203,631 Shares, representing approximately 11.15% of the outstanding Shares of the Company as further described on Annex I. We intend to vote our Shares “AGAINST” the Merger Proposals.

We urge you to sign, date and return the GOLD proxy card voting “AGAINST” Essendant’s Merger Proposals.

STAPLES HAS ACQUIRED BENEFICIAL OWNERSHIP OF 11.15%1 OF THE ESSENDANT COMMON STOCK AT A COST OF APPROXIMATELY $39,926,609 (EXCLUSIVE OF BROKERAGE COMMISSION). WE ARE SOLICITING PROXIES FROM ESSENDANT STOCKHOLDERS TO VOTE WITH STAPLES “AGAINST” THE MERGER PROPOSALS.

On April 12, 2018, Essendant entered into the Merger Agreement. The Merger Agreement provides, among other things, that, if holders of Essendant common stock approve the Share Issuance and certain other conditions to closing are satisfied, Shares will be issued to GPC shareholders in connection with the Merger. According to the Essendant Proxy Statement, immediately following the Merger, GPC shareholders are expected to own approximately 51% of Essendant’s issued and outstanding common stock and Essendant stockholders are expected to own the remaining 49% of the issued and outstanding common stock.

On April 17, 2018, Staples submitted a letter to the President and Chief Executive Officer and Board of Directors of Essendant expressing its interest in a transaction pursuant to which Essendant would be acquired by Staples. Staples’ April 17, 2018 proposal would provide Essendant common stockholders the right to receive $11.50 in cash. On April 27, Essendant informed Staples and GPC that the Essendant Board did not conclude that such proposal was reasonably likely to lead to a Superior Proposal as defined in the Merger Agreement.

On April 29, 2018, Staples sent a second letter to the President and Chief Executive Officer and Board of Directors of Essendant requesting that Essendant engage with Staples to discuss the purchase of 100% of Essendant’s outstanding equity for $11.50 per Share in cash (the “Staples Proposal”). Staples indicated in the

[1]	Based on 37,709,883 Shares of Essendant Common Stock outstanding as of August 3, 2018, as set forth in Essendant’s quarterly report on Form 10-Q filed with the SEC on August 9, 2018.

Staples Proposal that, if it received confidential information about Essendant and engaged in discussions regarding a transaction with Essendant, Staples believed that it would be able to “identify incremental value opportunities which should enable [Staples] to increase [its] all-cash offer significantly in excess of $11.50 per share.” Following delivery of this letter, Staples and Essendant have entered into a confidentiality agreement and Staples has continued to express its interest in engaging in discussions regarding a potential transaction between Staples and Essendant.

The Staples Proposal is subject to the termination of the Merger Agreement and the prior approval of the Essendant Board. There can be no assurance that, even if the Share Issuance Proposal is not approved by Essendant stockholders or the Merger is otherwise abandoned, (i) Essendant will enter into a definitive merger agreement with Staples or (ii) the Staples Proposal will be consummated on the terms proposed or at all.

The Merger Agreement also provides for the payment by Essendant to GPC of a $12 million termination fee, which will be due to GPC in certain circumstances including if either (i) Essendant terminates the Merger Agreement to enter into a definitive merger agreement with Staples or any other party or (ii) if the Merger Agreement is terminated because the Share Issuance Proposal is not approved and Essendant enters into a definitive merger agreement with us or any other party within 12 months after the Merger Agreement is terminated. Staples has indicated that it would be willing to fund the $12 million termination fee should Essendant become obligated to pay that sum to GPC upon termination of the Merger Agreement in order to enter into an agreement with Staples, and such funding will not alter the Staples Proposal.

WE URGE YOU TO VOTE THE GOLD PROXY CARD “AGAINST” THE SHARE ISSUANCE PROPOSAL, “AGAINST” THE MEETING ADJOURNMENT PROPOSAL AND “AGAINST” THE ADVISORY MERGER-RELATED EXECUTIVE COMPENSATION PROPOSAL.

WE ARE NOT ASKING YOU TO VOTE ON OR APPROVE THE STAPLES PROPOSAL AT THIS TIME. HOWEVER, WE BELIEVE THAT A VOTE “AGAINST” THE SHARE ISSUANCE PROPOSAL WILL SEND A MESSAGE TO THE ESSENDANT BOARD THAT ESSENDANT STOCKHOLDERS DO NOT SUPPORT THE PROPOSED MERGER WITH GPC’S SPR BUSINESS AND THAT THE ESSENDANT BOARD SHOULD GIVE CONSIDERATION TO OTHER OFFERS THAT IT RECEIVES, INCLUDING THE STAPLES PROPOSAL. A VOTE “AGAINST” THE ISSUANCE PROPOSAL, THE ADJOURNMENT PROPOSAL OR THE COMPENSATION PROPOSAL WILL NOT OBLIGATE YOU TO VOTE “FOR” THE STAPLES PROPOSAL AT ANY FUTURE MEETING OF ESSENDANT STOCKHOLDERS.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card to vote “AGAINST” the Merger Proposals. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section. Holders of Shares as of the Record Date are urged to submit a GOLD proxy card even if your Shares were sold after the Record Date.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 10.

WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN YOUR GOLD PROXY CARD.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, D.F. King & Co., Inc. at the following addresses and telephone numbers:

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

800-870-0126 (Call Toll Free)

212-269-5550 (Call Collect)

staples@dfking.com

IMPORTANT

Your vote is important, no matter how few Shares you own. The Participants urge you to sign, date and return the enclosed GOLD proxy card today to vote “AGAINST” the Merger Proposals.

•

If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Staples, c/o First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911, in the enclosed postage-paid envelope today.

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If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions. Please deliver the enclosed GOLD voting instruction form to your broker or bank or contact the person responsible for your account to vote on your behalf and to ensure that a GOLD proxy card is submitted on your behalf.

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Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. If your broker or bank or contact person responsible for your account provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed GOLD voting instruction form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.

If you have any questions, require assistance in voting your GOLD proxy card or voting via the Internet or telephone, or need additional copies of the Participants’ proxy materials, please contact D. F. King & Co., Inc. at the phone numbers or email address listed below.

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

800-870-0126 (Call Toll Free)

212-269-5550 (Call Collect)

staples@dfking.com

i

BACKGROUND OF THE SOLICITATION

Beginning on March 12, 2018, Stefan Kaluzny, a director of Staples and managing partner and managing director of Sycamore, and certain employees of Staples and Sycamore, began discussing and reviewing the possibility of a strategic transaction involving Staples and Essendant. Staples is owned by affiliates of Sycamore.

On March 16, 2018, Staples engaged Kirkland & Ellis LLP (“Kirkland”) as outside legal counsel in connection with a potential transaction between Staples and Essendant.

On April 9, 2018, Mr. Kaluzny called Richard Phillips, the President and Chief Executive Officer of Essendant, and left a voice message but did not indicate the purpose of the phone call.

On April 12, 2018, Essendant announced that it had entered into the Merger Agreement.

On April 17, 2018, Staples sent a letter to Mr. Phillips and the Board of Directors of Essendant expressing its interest in the purchase of 100% of Essendant’s outstanding Shares for $11.50 per Share in cash (the “April 17 Letter”).

Beginning on April 26, 2018, certain affiliates of the Participants began purchasing Shares.

On April 27, 2018, Essendant informed Staples and GPC that it was not interested in pursuing a transaction on the terms outlined in Staples’ April 17 Letter.

On April 29, 2018, Staples sent a second letter to Mr. Phillips and the Board of Directors of Essendant requesting that Essendant engage with Staples to discuss the purchase of 100% of Essendant’s outstanding equity for $11.50 per Share in cash (the “April 29 Letter”). Staples indicated in the April 29 Letter that, if it received confidential information about Essendant and engaged in discussions regarding a transaction with Essendant, Staples believed that it would be able to “identify incremental value opportunities which should enable [Staples] to increase [its] all-cash offer significantly in excess of $11.50 per Share.”

On May 10, 2018, Essendant sent Staples a confidentiality agreement. From May 10, 2018 until August 3, 2018, Staples and Essendant negotiated the terms of such confidentiality agreement.

On May 15, 2018, Staples sent Essendant a revised draft of the confidentiality agreement. Also on May 15, 2018, Mr. Kaluzny informed Mr. Phillips that Staples would be filing a Schedule 13D with the SEC to disclose beneficial ownership of 9.9% of Essendant’s outstanding Shares by Staples and the other Participants.

On May 16, 2018, Essendant announced that it received an unsolicited proposal from Staples to acquire all outstanding Shares of Essendant for $11.50 per Share in cash. Also on May 16, 2018, Staples filed a Schedule 13D with the SEC disclosing beneficial ownership of a 9.9% of Essendant’s outstanding Shares and the April 17 Letter and April 29 Letter. On May 17, 2018, Essendant sent Staples a revised draft of the confidentiality agreement.

On May 17, 2018, Essendant announced that it had adopted a stockholder rights plan.

On May 21, 2018, Staples filed an amended Schedule 13D disclosing beneficial ownership of 11.16% of Essendant’s outstanding Shares by Staples and the other Participants.

On May 29, 2018, Essendant adopted an amendment to the rights plan.

On June 1, 2018, Sycamore filed a Notification and Report Form pursuant to 16 C.F.R. §801.30 (the “Hart-Scott-Rodino Form”) in connection with the possible transaction proposed in the April 29 Letter and sent a letter to Mr. Phillips notifying Essendant of the filing of the Hart-Scott-Rodino Form.

During the month of June, Sycamore continued its review of publicly available information regarding Essendant and engaged additional advisors, including Barclays Capital Inc. (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) as financial advisors.

On July 31, 2018, Staples sent a letter to Mr. Phillips and the Board of Directors of Essendant pursuant to which Staples reaffirmed its interest in engaging in discussions with Essendant’s Board of Directors regarding the Staples Proposal (the “July 31 Letter”) and identifying incremental value opportunities. In the letter, Staples indicated that it would be willing to fund the $12 million Termination Fee should Essendant become obligated to pay that sum to GPC upon termination of the existing Merger Agreement in order to enter into an agreement with Staples. In the letter, Staples also indicated its desire to enter into a confidentiality agreement with Essendant. Shortly after sending the July 31 Letter, Staples provided Essendant with a draft merger agreement for its review. Later that day, Staples filed an amended Schedule 13D disclosing the July 31 Letter.

Between July 31, 2018 and August 3, 2018, Kirkland engaged in discussions with Essendant’s legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP “Skadden”, regarding the confidentiality agreement and draft merger agreement.

On August 3, 2018, Staples and Essendant finalized the confidentiality agreement, which was deemed an “Acceptable Confidentiality Agreement” (as defined in the Merger Agreement). Pursuant to the Acceptable Confidentiality Agreement, Essendant is not permitted without the prior consent of Staples to disclose any information that constitutes material, non-public information to Staples such that purchases or sales of securities of Essendant by Staples while in possession of such information would be unlawful under applicable United States federal securities laws by reason of Staples’ possession of such information.

On August 7, 2018, on behalf of and for the benefit of Emu, Staples received an executed commitment letter from Wells Fargo Bank, National Association for 100% of both an asset based credit facility (“ABL Facility”) of $1.1 billion and a first in, last out loan facility of $75 million. The aggregate available proceeds of these facilities, together with available cash on hand of Staples and amounts permitted to be borrowed under Staples’ existing ABL Facility, were sufficient to enable Staples to pay the purchase price and related fees and expenses of and to consummate the other transactions (including the refinancing of Essendant’s existing debt) contemplated by the Staples Proposal.

On August 13, 2018, Staples sent a letter to Mr. Phillips and the Board of Directors of Essendant that included materials in support of the Staples Proposal.

On August 16, 2018, members of management of Essendant and Stuart Taylor, II, a member of the Board of Directors of Essendant, hosted a management presentation for representatives of Staples and Sycamore, including Mr. Kaluzny and representatives of Kirkland, Barclays and Morgan Stanley, at the offices of Essendant’s financial advisor.

On August 22, 2018, Kirkland was granted access to Essendant’s virtual data room and representatives from Staples, Sycamore, Barclays and Morgan Stanley were granted access to Essendant’s virtual data room on August 23, 2018.

On September 4, 2018, Staples sent a letter (the “September 4 Letter”) to Mr. Phillips and the Board of Directors of Essendant that included an investor presentation in support of the Staples Proposal. Shortly after sending the letter, Staples provided Skadden with a revised draft merger agreement for its review, which included, among other things, a $20 million termination fee, which is payable by Staples to Essendant in the event the transaction with Staples was terminated due to a failure to receive antitrust clearance. On September 4, 2018, Staples also filed an amended Schedule 13D disclosing that it had delivered the September 4 Letter and investor presentation to Essendant, filed this proxy statement and issued a press release relating to these disclosures.

On September 4, 2018, the Participants filed this preliminary proxy statement with the SEC soliciting your proxy to vote “AGAINST” the Merger Proposals.

We recommend that you demonstrate your opposition to the Merger Proposals and send a message to the Board that the proposed Share Issuance is not in the best interest of Essendant stockholders by signing, dating and returning the enclosed GOLD proxy card as soon as possible. You may also vote via the Internet or by telephone at any time before 11:59 p.m. Eastern time on October 4, 2018 by following the instructions on your GOLD voting information card.

PROPOSAL 1: SHARE ISSUANCE PROPOSAL

You are being asked by Essendant to approve the issuance of Shares in connection with the Merger. In accordance with Nasdaq Marketplace Rules, the Delaware General Corporation Law (the “DGCL”) and Essendant’s organizational documents, Essendant is required to obtain stockholder approval of the Share Issuance. For the reasons discussed below, we oppose the Share Issuance Proposal. To that end, we are soliciting your proxy to vote “AGAINST” the Share Issuance Proposal.

We recommend that you demonstrate your opposition to the Share Issuance and send a message to the Board that the proposed Share Issuance is not in the best interest of Essendant stockholders by signing, dating and returning the enclosed GOLD proxy card as soon as possible. You may also vote via the Internet or by telephone at any time before 11:59 p.m. Eastern time on October 4, 2018 by following the instructions on your GOLD voting information card.

Reasons to Vote “AGAINST” the Merger Proposals

The Participants believe that the proposed Share Issuance and Merger would result in an inferior outcome for Essendant stockholders, relative to the Staples Proposal, and that it is in the best interests of Essendant and its stockholders to terminate the Merger Agreement and instead engage in discussions with Staples regarding its proposal, which the Participants believe, if consummated, would deliver significantly more value and certainty than the proposed Merger.

The Participants are also confident that the transaction contemplated by the Staples Proposal will receive regulatory approval. Failure to secure regulatory approval for the proposed Merger with the SPR Business would, we believe, have a dramatic negative impact on Essendant’s stock price. On April 11, 2018, one day prior to announcing the proposed Merger, Essendant was trading at an Enterprise Value to Last Twelve Months Adjusted EBITDA (“LTM EV/EBITDA”) multiple of 6.9x. Applying this 6.9x multiple to Essendant’s $96 million of Last Twelve Months Adjusted EBITDA for the period ending June 30, 2018, the Participants believe Essendant’s stock would trade below $5 per share should the transaction with GPC not receive regulatory approval. In light of this significant risk, the Participants believe the Board’s continued support of the proposed Merger with the SPR Business, to the exclusion of the Staples Proposal, is unwarranted and disserves Essendant stockholders.

The Participants believe that Essendant’s current trading levels are inflated due to speculation about Staples’ interest and that Essendant’s investors valued the Merger below $10 per share. Between the announcement date of the Merger, April 12, 2018, and April 26, 2018, when the Participants began accumulating shares, Essendant’s shares never traded above $10 per share.

Furthermore, the Participants believe that a combination of Essendant with the SPR Business exposes Essendant stockholders to continued industry challenges as well as years of execution and operational risks compounding a track record of underperformance and missed goals. Essendant’s core product categories are facing secular declines, with almost 50% of net sales in categories that are expected to experience continued negative growth going forward (including technology products, office products and cut sheet paper). The Participants believe these same forces resulted in years of actual financial results below Essendant’s public guidance for sales and earnings per share.

When reviewing the combined Adjusted EBITDA profile of Essendant and the SPR Business, which is expected to decline significantly between 2017 and 2020 in the case of S.P. Richards, the Participants see no basis to believe the Merger will trade at an 8.0x LTM EV/EBITDA multiple as has been suggested by GPC. Essendant’s one-year and two-year historical average daily LTM EV/EBITDA trading multiples as of April 11, 2018 were 6.9x and 6.7x, respectively. In addition, the Participants believe that the projected synergies contemplated as a result of the merger involve substantial execution risk and that there is significant downside if management fails to meet its cost cutting expectations. Applying an LTM EV/EBITDA multiple range of 6.5x to 7.0x to Essendant and the SPR Business’ combined Adjusted EBITDA, modified to reflect the amount of synergies the Participants believe will be realized in the first year after completion of the Merger, results in a pro forma share price, which, when discounted by 12 months at an illustrative 10% cost of equity, implies an approximately $9-$11 per share valuation of Essendant pro forma for completion of the Merger. Notably, this analysis assumes management’s unrealistic assumptions about performance of the core business and synergy realization.

Staples’ cash offer of $11.50 per share represents a superior value for Essendant stockholders and offers greater certainty of value. The Staples Proposal also offers greater certainty of closing than the Merger, due to the Merger’s high degree of antitrust risk. Staples has also proposed a $20 million termination fee payable by Staples to Essendant in the event the transaction with Staples was terminated due to a failure to receive antitrust clearance. Staples has no further due diligence requirements, and has proposed a merger agreement on the same or more favorable terms to Essendant than the Merger, which Staples is prepared to execute. Staples has also secured fully-committed financing to fund its acquisition of Essendant (the documentation for which has already been provided to Essendant’s management and board). The cash offer of $11.50 per share represents a 36% premium to Essendant’s closing stock price on April 11, 2018, the day prior to the announcement of the Merger, and 7.9x Enterprise Value to 2017 Adjusted EBITDA multiple, a 1.2x multiple premium to the 2-year historical average daily LTM EV/EBITDA multiple of Essendant as of April 11, 2018.

Accordingly, the Participants do not support and urge their fellow stockholders to not support the Merger which the Participants believe would result in an inferior outcome for Essendant stockholders, relative to the Staples Proposal. The Participants believe that it is in the best interests of our fellow stockholders that management engage in discussions with Staples regarding a transaction that, if consummated, would deliver significantly more value and greater certainty to Essendant stockholders as compared to the Merger. In order for management to engage in discussions with Staples regarding its proposal for a transaction with Essendant, the Participants recommend that you vote “AGAINST” the Merger Proposals.

Other than soliciting your vote “AGAINST” the Merger Proposals, we currently do not intend to make any other proposals in person at the Special Meeting regarding the Merger, although we reserve the right to make additional proposals at a later meeting of stockholders or through a separate consent solicitation.

We urge stockholders to vote “AGAINST” the Share Issuance Proposal on the GOLD proxy card.

Consequences of Defeating the Proposed Merger

The closing of the Merger is expressly conditioned on the approval of the Share Issuance by stockholders of the Company. If, after final adjournment of the Special Meeting at which a vote of Essendant stockholders has been taken in accordance with the Merger Agreement, the stockholders of Essendant fail to approve the Share Issuance, then the conditions to the closing of the Merger will not be satisfied and either Essendant or GPC may terminate the Merger Agreement.

Pursuant to the terms of the Merger Agreement, if the Merger Agreement is terminated because Essendant stockholders fail to approve the Share Issuance at the meeting of Essendant stockholders, Essendant will be required to reimburse GPC in cash for all out-of-pocket fees and expenses actually incurred or accrued by GPC and its affiliates in connection with the Transactions, up to a maximum of $3,000,000 in the aggregate. Payment of the expense reimbursements by Essendant does not affect GPC’s right to receive any applicable termination fee, but does reduce on a dollar-for-dollar basis any termination fee that becomes payable.

Pursuant to the terms of the Merger Agreement, upon termination of the Merger Agreement under specified circumstances, a termination fee of $12,000,000 (the “Termination Fee”) is payable by or on behalf of Essendant to GPC. The circumstances under which this Termination Fee is payable include:

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if GPC terminated the Merger Agreement due to (1) Essendant effecting a change in its recommendation that Essendant stockholders vote in favor of the Share Issuance (the “Essendant Recommendation”), makes any public statement or takes any action inconsistent with such recommendation or publicly proposes to approve a Competing Essendant Transaction (as defined below) (each action constituting a “Change in Recommendation”), (2) Essendant’s failure to include the Essendant Recommendation in the Essendant Proxy Statement or (3) Essendant’s failure to comply in all material respects with its obligations under the Merger Agreement relating to the meeting of Essendant stockholders and the non-solicitation of alternative transactions; or

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prior to or substantially concurrently with termination, if Essendant terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal in accordance with the non-solicitation provisions in the Merger Agreement.

Staples has indicated it would be willing to fund the Termination Fee should Essendant become obligated to pay such amount to GPC upon termination of the existing Merger Agreement in order to enter into a definitive agreement with Staples.

In addition, if the Merger Agreement is terminated under any of the circumstances listed below, (1) prior to the termination of the Merger Agreement, a Competing Essendant Transaction (as defined herein) is publicly announced or otherwise communicated to the Essendant Board of Directors or management and not withdrawn and (2) on or prior to the date that is 12 months after the date of termination, Essendant enters into a Competing Essendant Transaction or consummates a Competing Essendant Transaction (whether or not the applicable Competing Essendant Transaction is the same as the original Competing Essendant Transaction publicly announced or publicly known), provided that solely for purpose of this provision, references to “20 percent” in the definition of Competing Essendant Transaction will be deemed to refer to “50 percent,” then Essendant must pay GPC the Termination Fee, less any expenses previously reimbursed by Essendant:

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if the Merger Agreement is terminated by GPC or Essendant because the transactions contemplated by the Merger Agreement have not been consummated prior to 11:59 p.m. New York City time on April 12, 2019;

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if the Merger Agreement is terminated by either GPC or Essendant after the failure to obtain approval from Essendant stockholders of the Share Issuance at the Special Meeting of Essendant’s stockholders; or

•	if the Merger Agreement is terminated by GPC due to a material breach by Essendant.

The Merger Agreement provides that the term “Competing Essendant Transaction” means any transaction or series of related transactions (other than the Merger) that constitutes:

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any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Essendant or any of its subsidiaries, the assets of which represent over 20 percent of the total revenue or fair market value of the assets of Essendant and its subsidiaries, taken as a whole;

•

any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that represent over 20 percent of the total revenue or fair market value of the assets of Essendant and its subsidiaries, taken as a whole;

•	any sale, exchange, transfer or other disposition of more than 20 percent of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Essendant;

•	any tender offer or exchange offer that, if consummated, would result in any person or entity becoming the beneficial owner of more than 20 percent of any class of equity securities of Essendant;

•	any other transaction the consummation of which would reasonably be likely to materially impede, interfere with, prevent or delay the Merger; or

•	any combination of the foregoing.

If Essendant fails to pay the $12,000,000 termination fee described above when due, the amount of such payment will be increased to include the costs of all expenses incurred or accrued by GPC and SpinCo (including fees and expenses of counsel) in connection with the collection under and enforcement of the terms of the Merger Agreement, together with interest on the unpaid termination fee. Payment of the fees and expenses described in this section will not be in lieu of any damages incurred in the event of breach of the Merger Agreement.

Vote Required

According to the Essendant Proxy Statement, the approval of the Share Issuance Proposal affirmative vote of a majority of the votes cast by the holders of the Shares of Essendant common stock present in person or represented by proxy at the Special Meeting at which a quorum is present. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for the Share Issuance Proposal.

For these reasons, among others, we urge stockholders to vote “AGAINST” the Share Issuance Proposal to make sure their voices are heard.

We urge you to sign, date and return our GOLD proxy card. WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, D.F. King & Co., Inc., at the phone numbers or email address listed below.

D. F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 800-870-0126 (Call Toll Free) 212-269-5550 (Call Collect)

staples@dfking.com

We Recommend a Vote “AGAINST” the Share Issuance Proposal on the GOLD proxy card.

PROPOSAL 2: MEETING ADJOURNMENT PROPOSAL

You are being asked by Essendant to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Share Issuance Proposal. For the reasons discussed above in “Reasons to Vote against the Merger Proposals,” we oppose the proposed Merger. To that end, we are soliciting your proxy to vote “AGAINST” the Meeting Adjournment Proposal.

Vote Required

According to the Essendant Proxy Statement, the approval of the meeting adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of the Shares of Essendant common stock present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for the meeting adjournment proposal.

We Recommend a Vote “AGAINST” the Meeting Adjournment Proposal on the GOLD proxy card.

PROPOSAL 3: ADVISORY MERGER-RELATED EXECUTIVE COMPENSATION PROPOSAL

You are being asked by Essendant to approve by a non-binding, advisory vote certain compensation arrangements that may be paid or become payable to Essendant’s named executive officers in connection with the Merger. For the reasons discussed above in “Reasons to Vote against the Merger Proposals,” we oppose the proposed Merger. To that end, we are soliciting your proxy to vote “AGAINST” the Advisory Merger-Related Executive Compensation Proposal.

Vote Required

According to the Essendant Proxy Statement, the approval of the Advisory Merger-Related Executive Compensation Proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the Shares of Essendant common stock present in person or represented by proxy at the Special Meeting at which a quorum is present. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for the meeting adjournment proposal.

We Recommend a Vote “AGAINST” the Advisory Merger-Related Executive Compensation Proposal on the GOLD proxy card.

PROXY INFORMATION

Record Date; Voting Information

The record date for the Special Meeting is August 8, 2018. Only holders of record of Essendant common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. According to Essendant proxy/prospectus-information statement, as of the record date, approximately 37,709,883 Shares of Essendant common stock were issued and outstanding and entitled to notice of, and to vote at, the Special Meeting, and there were approximately 413 holders of record of Essendant common stock. Each share of Essendant common stock entitles the holder to one vote on each of the proposals to be considered at the Special Meeting.

If you hold your Shares in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate notice supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these Shares, you must use the appropriate voting instruction form or toll-free telephone number or website address specified on that firm’s voting instruction form for beneficial owners.

Quorum

In order for business to be conducted at the Special Meeting, the DGCL and Essendant’s bylaws require that a quorum must be present. The holders of a majority of the issued and outstanding common stock of Essendant present either in person or by proxy at the Special Meeting will constitute a quorum. Under Delaware law and Essendant’s bylaws, Essendant counts instructions to withhold voting authority, any abstentions and broker non-votes as present at meetings of stockholders for the purpose of determining the presence of a quorum.

If a quorum is not present or if there are not sufficient votes for the approval of the Share Issuance, Essendant expects to adjourn the Essendant Special Meeting to solicit additional proxies, subject to approval of the meeting adjournment proposal by the affirmative vote of a majority in voting power of the votes cast by the holders of all of the Shares of Essendant common stock present or represented at the Special Meeting and voting affirmatively or negatively. At any subsequent reconvening of the Essendant Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Essendant Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

Voting by Proxy

If you were a record holder of Essendant common stock at the close of business on the record date of the Special Meeting, you may submit a proxy with your voting instructions by the applicable deadline shown on the proxy card using any of the following methods:

Essendant stockholders may submit a GOLD proxy card by mail, telephone or Internet by following the instructions on their GOLD proxy card using any of the following methods:

•	Online: Go to the website disclosed on the enclosed GOLD proxy card and follow the instructions on the GOLD proxy card to view the proxy materials online and vote your Shares through the Internet.

•	By Telephone:

•	Please review your GOLD proxy card, which will include instructions on how to vote by telephone.

•	By Mail:

•	Please review your GOLD proxy card, which will include instructions on how to vote by mail.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on the GOLD proxy card before your proxy and voting instructions will be accepted. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been submitted successfully by telephone or through the Internet.

If you hold Essendant common stock in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate notice supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these Shares, you must use the GOLD voting instruction form or toll-free telephone number or website address specified on that firm’s voting instruction form for beneficial owners. Accordingly, you should contact the person responsible for your account and give instructions to them to sign and return a GOLD proxy card representing your Shares to vote “AGAINST” the Merger Proposals.

Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted “AGAINST” the Merger Proposals.

Revocation of Proxies

If you are the record holder of Essendant common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this by:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts)

•	requesting and submitting a new GOLD proxy card that is properly signed with a later date;

•

voting again at a later date by telephone or through the Internet—your latest voting instructions received before the deadline for telephone or Internet voting, 11:59 p.m. Eastern Time on October 4, 2018, will be counted and your earlier instructions revoked;

•	sending a properly signed written notice of your revocation to the Secretary of Essendant at Essendant Inc., One Parkway North Blvd., Suite 100, Deerfield, Illinois 60015-2559; or

•	voting in person at the Special Meeting. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

The revocation may also be delivered to Staples in care of D. F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of all revocations be mailed to Staples in care of D.F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

A registered Essendant stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy.

Solicitation of Proxies

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Participants have retained D.F. King & Co., Inc. to provide solicitation and advisory services in connection with this solicitation. D.F. King & Co., Inc. will be paid a fee not to exceed $[_] based upon the campaign services provided. In addition, the Participants will reimburse D.F. King & Co., Inc. for its reasonable out-of-pocket expenses and will indemnify D.F. King & Co., Inc. against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King & Co., Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that D.F. King & Co., Inc. will employ up to persons to solicit the Company’s stockholders as part of this solicitation. D.F. King & Co., Inc. does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The costs related to this proxy solicitation will be borne by the Participants. Costs of this proxy solicitation are currently estimated to be approximately $ [_]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, the Participants’ expenses in connection with this proxy solicitation are approximately $[_]. If successful, the Participants may seek reimbursement of these costs from the Company.

In the event that the Participants decide to seek reimbursement of their expenses, the Participants do not intend to submit the matter to a vote of the Company’s stockholders. The Board would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

Other Proposals

Other than the Merger Proposals, we are not aware of any other matters to be considered by Essendant stockholders at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q: Who can vote at the Essendant Special Meeting?

A: Only stockholders who own Essendant common stock at the close of business on August 8, 2018 are entitled to vote at the Special Meeting. Each holder of Essendant common stock is entitled to one vote per Share. There were approximately 37,709,883 Shares of Essendant common stock outstanding on the record date.

Q: How should I vote on the Merger Proposals?

A: We recommend that you vote your Shares on the GOLD proxy card as follows:

“AGAINST” the Share Issuance Proposal (Proposal 1);

“AGAINST” the Meeting Adjournment Proposal (Proposal 2); and

“AGAINST” the Advisory Merger-Related Executive Compensation Proposal (Proposal 3).

Q: When and where is the Special Meeting?

A: The Special Meeting will be held at Essendant’s offices located at One Parkway North Boulevard, Deerfield, Illinois, on October 5, 2018 at 8:30 a.m. Central Time.

Q: How important is my vote?

A: Your vote “AGAINST” the Merger Proposals presented at the Special Meeting is very important, and you are encouraged to submit a GOLD proxy card as soon as possible.

The approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Shares of Essendant common stock present in person or represented by proxy at the Special Meeting at which a quorum is present. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for the Share Issuance.

The approval of the Meeting Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Shares of Essendant common stock present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for the meeting adjournment proposal.

The approval of the Advisory Merger-Related Executive Compensation Proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the Shares of Essendant common stock present in person or represented by proxy at the Special Meeting at which a quorum is present. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Q: What happens if the Merger is not completed?

A: The closing of the Merger is expressly conditioned on the approval of the Share Issuance by stockholders of the Company. If, after final adjournment of the Special Meeting at which a vote of Essendant stockholders has been taken in accordance with the Merger Agreement, the stockholders of Essendant fail to approve the Share Issuance, then the conditions to the closing of the Merger will not be satisfied and either Essendant or GPC may terminate the Merger Agreement.

Pursuant to the terms of the Merger Agreement, if the Merger Agreement is terminated because Essendant stockholders fail to approve the Share Issuance at the meeting of Essendant stockholders, Essendant will be required to reimburse GPC in cash for all out-of-pocket fees and expenses actually incurred or accrued by GPC and its affiliates in connection with the Transactions, up to a maximum of $3,000,000 in the aggregate. Payment of the expense reimbursements by Essendant does not affect GPC’s right to receive any applicable termination fee, but does reduce on a dollar-for-dollar basis any termination fee that becomes payable.

Pursuant to the terms of the Merger Agreement, upon termination of the Merger Agreement under specified circumstances, a termination fee of $12,000,000 (the “Termination Fee”) is payable by or on behalf of Essendant to GPC. The circumstances under which this Termination Fee is payable include:

•

if GPC terminated the Merger Agreement due to (1) Essendant effecting a Change in Recommendation, (2) Essendant’s failure to include the Essendant Recommendation in the Essendant Proxy Statement or (3) Essendant’s failure to comply in all material respects with its obligations under the Merger Agreement relating to the meeting of Essendant stockholders and the non-solicitation of alternative transactions; or

•

prior to or substantially concurrently with termination, if Essendant terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal in accordance with the non-solicitation provisions in the Merger Agreement.

Staples has indicated it would be willing to fund the Termination Fee should Essendant become obligated to pay such amount to GPC upon termination of the existing Merger Agreement in order to enter into a definitive agreement with Staples.

In addition, if the Merger Agreement is terminated under any of the circumstances listed below, (1) prior to the termination of the Merger Agreement, a Competing Essendant Transaction (as defined herein) is publicly announced or otherwise communicated to the Essendant Board of Directors or management and not withdrawn and (2) on or prior to the date that is 12 months after the date of termination, Essendant enters into a Competing Essendant Transaction or consummates a Competing Essendant Transaction (whether or not the applicable Competing Essendant Transaction is the same as the original Competing Essendant Transaction publicly announced or publicly known), provided that solely for purpose of this provision, references to “20 percent” in the definition of Competing Essendant Transaction will be deemed to refer to “50 percent,” then Essendant must pay GPC the Termination Fee, less any expenses previously reimbursed by Essendant:

•

if the Merger Agreement is terminated by GPC or Essendant because the transactions contemplated by the Merger Agreement have not been consummated prior to 11:59 p.m. New York City time on April 12, 2019;

•

if the Merger Agreement is terminated by either GPC or Essendant after the failure to obtain approval from Essendant stockholders of the Share Issuance at the Special Meeting of Essendant’s stockholders; or

•	if the Merger Agreement is terminated by GPC due to a material breach by Essendant.

The Merger Agreement provides that the term “Competing Essendant Transaction” means any transaction or series of related transactions (other than the Merger) that constitutes:

•

any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Essendant or any of its subsidiaries, the assets of which represent over 20 percent of the total revenue or fair market value of the assets of Essendant and its subsidiaries, taken as a whole;

•

any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that represent over 20 percent of the total revenue or fair market value of the assets of Essendant and its subsidiaries, taken as a whole;

•	any sale, exchange, transfer or other disposition of more than 20 percent of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Essendant;

•	any tender offer or exchange offer that, if consummated, would result in any person or entity becoming the beneficial owner of more than 20 percent of any class of equity securities of Essendant;

•	any other transaction the consummation of which would reasonably be likely to materially impede, interfere with, prevent or delay the Merger; or

•	any combination of the foregoing.

If Essendant fails to pay the $12,000,000 termination fee described above when due, the amount of such payment will be increased to include the costs of all expenses incurred or accrued by GPC and SpinCo (including fees and expenses of counsel) in connection with the collection under and enforcement of the terms of the Merger Agreement, together with interest on the unpaid termination fee. Payment of the fees and expenses described in this section will not be in lieu of any damages incurred in the event of breach of the Merger Agreement.

Q: How do I vote my Shares?

A: Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all Shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street name.” If you hold your Shares in “street name” with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote “AGAINST” the Share Issuance Proposal. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to staples@dfking.com or mailing them to Staples, Inc., c/o D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, “AGAINST” the Merger Proposals.

Q: How many Shares must be present to hold the Special Meeting?

A: According to the Essendant Proxy Statement, in order for business to be conducted at the Essendant Special Meeting of stockholders, the DGCL and Essendant’s amended and restated bylaws (“Essendant’s bylaws”) require that a quorum must be present. The holders of a majority of the issued and outstanding common stock of Essendant present either in person or by proxy at the Special Meeting will constitute a quorum. Under Delaware law and Essendant’s bylaws, Essendant counts instructions to withhold voting authority, any abstentions and broker non-votes as present at meetings of stockholders for the purpose of determining the presence of a quorum.

If a quorum is not present, the Special Meeting may be adjourned until a quorum is obtained by the chairman of the meeting or the stockholders.

Q: If an Essendant stockholder’s Shares are held in “street name” by his, her or its broker, will the broker vote the Shares for the stockholder?

A: If you hold Essendant common stock in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate notice supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these Shares, you must use the GOLD voting instruction form or toll-free telephone number or website address specified on the GOLD voting instruction form for beneficial owners. If an Essendant stockholder has not received such voting instructions or requires further information regarding such voting instructions, the Essendant stockholder should contact his, her or its bank, broker or other nominee. Brokers, banks or other nominees who hold Shares of Essendant common stock for a beneficial owner of those Shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. All proposals for the Special Meeting are non-routine and non-discretionary. Broker non-votes are Shares held by a broker, bank or other nominee that are represented at the meeting but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such Shares to vote on the particular proposal, and the broker, bank or other nominee does not have discretionary voting power on such proposal. If an Essendant stockholder’s broker, bank or other nominee holds the Essendant stockholder’s Shares of Essendant common stock in “street name,” the Essendant stockholder’s bank, broker or other nominee will vote the Essendant stockholder’s Shares only if the Essendant stockholder provides instructions on how to vote by filling out the voter instruction form sent to him or her by his, her or its bank, broker or other nominee.

Q: What should I do if I receive a white proxy card from the Company?

A: You may have received proxy solicitation materials from Essendant, including a merger proxy statement and registration statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you disregard any white proxy card or solicitation materials that may be sent to you by the Company. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor at the phone numbers or email address listed below.

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

800-870-0126 (Call Toll Free)

212-269-5550 (Call Collect)

staples@dfking.com

Q: Can I change my vote or revoke my proxy?

A: If you are the record holder of Essendant common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this by:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts)

•	requesting and submitting a new proxy card that is properly signed with a later date;

•

voting again at a later date by telephone or through the Internet—your latest voting instructions received before the deadline for telephone or Internet voting, 11:59 p.m. Eastern Time on October 4, 2018, will be counted and your earlier instructions revoked;

•	sending a properly signed written notice of your revocation to the Secretary of Essendant at Essendant Inc., One Parkway North Blvd., Suite 100, Deerfield, Illinois 60015-2559; or

•	voting in person at the Special Meeting. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

The revocation may also be delivered to Staples in care of D. F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of all revocations be mailed to Staples in care of D.F. King & Co., Inc. at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

A registered Essendant stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy.

If your Shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to have your Shares voted. If you attend the Special Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your Shares held in its name at the meeting. If you have any questions or require any assistance, contact our proxy solicitor at the phone numbers or email address listed below.

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

800-870-0126 (Call Toll Free)

212-269-5550 (Call Collect)

staples@dfking.com

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Staples Inc., c/o D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

Q: Who is making this proxy solicitation and who is paying for it?

A: The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. The Participants will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Participants have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The Participants will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the Participants will also participate in the solicitation of proxies. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

The costs related to this proxy solicitation will be borne by the Participants. Costs of this proxy solicitation are currently estimated to be approximately $[_]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, the Participants’ expenses in connection with this proxy solicitation are approximately $[_]. If successful, the Participants may seek reimbursement of these costs from the Company.

Q: Where can I find additional information concerning Essendant and the Merger?

A: Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Essendant Proxy Statement in connection with the Special Meeting, including:

•	a summary term sheet of the Merger;

•	the terms of the Merger Agreement and the Merger and related transactions;

•	any reports, opinions and/or appraisals received by Essendant in connection with the Merger;

•	past contacts, transactions and negotiations by and among the parties to the Merger and their respective affiliates and advisors;

•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Merger;

•	security ownership of certain beneficial owners and management of Essendant, including 5% owners;

•	the trading prices of Essendant stock over time;

•	the compensation paid and payable to Essendant’s directors and executive officers;

•	the requirements for the submission of stockholder proposals to be considered for inclusion in Essendant’s proxy statement for the 2018 annual meeting of stockholders; and

•	appraisal rights and dissenters’ rights.

We take no responsibility for the accuracy or completeness of information contained in the Essendant Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov.

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today to vote “AGAINST” the Merger Proposals.

Thank you for your support,

Staples, Inc.

[                    ], 2018

ANNEX I: INFORMATION REGARDING THE PARTICIPANTS

This proxy solicitation is being made by the Participants (as defined herein). The Participants filing this statement include Emu Investments LLC, a Delaware limited liability company (“Emu”), Staples, Inc., a Delaware corporation (“Staples”), Arch Investors L.P., a Delaware limited partnership (“Arch LP”), SP GP (Cayman) Ltd., a Cayman Islands company (“SP GP”), Sycamore Partners II, L.P., a Cayman Islands limited partnership (“Sycamore”), Sycamore Partners II GP, L.P., a Cayman Islands limited partnership (“Sycamore GP”), Sycamore Partners II GP, Ltd., a Cayman Islands company (“Sycamore Ltd”) and Stefan L. Kaluzny, a citizen of the United States of America (“Mr. Kaluzny,” and together with Emu, Staples, Arch LP, SP GP, Sycamore, Sycamore GP and Sycamore Ltd, the “Beneficial Owners”). The Beneficial Owners hold Shares in various accounts under their respective management and control.

The address of the principal business and principal office of each of the Beneficial Owners other than Staples and Emu is 9 West 57th Street, 31st Floor, New York, New York 10019. The telephone number of each of the Participants other than Staples and Emu is (212) 796-8500. The address of the principal business and principal office of each of Staples and Emu is Five Hundred Staples Drive, Framingham, Massachusetts 01702. The telephone number of each of Staples and Emu is (508) 253-5000.

The principal business of Staples is the provision of products and services primarily to serve the needs of business customers. The principal business of Arch LP is serving as a holding company of Staples. SP GP’s principal business is serving as the general partner of Arch LP and other affiliated entities. Sycamore is a private equity fund whose principal business is investing in securities, businesses and companies. Sycamore GP’s principal business is serving as the general partner or managing member of Sycamore and other affiliated entities. Sycamore Ltd’s principal business is serving as the general partner of Sycamore GP. The principal occupation of Mr. Kaluzny is serving as a director of Sycamore Ltd and managing member or managing director of affiliated entities. Emu’s principal business is investing in securities of Essendant. Staples is the sole member of Emu. As a result, each of Arch LP, SP GP, Sycamore, Sycamore GP, Sycamore Ltd. and Mr. Kaluzny may be deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Act”), to be the beneficial owners of all of Essendant Inc.’s, a Delaware corporation (“Essendant” or the “Company”), common stock, par value $0.10 per share (the “Shares”) owned by Emu. The Beneficial Owners are filing this Statement jointly, as they may be considered a “group” under Section 13(d)(3) of the Act. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by the Beneficial Owners that such a group exists.

The Beneficial Owners may be deemed to beneficially own, in the aggregate, 4,203,631 Shares, representing approximately 11.15% of the Company’s outstanding Shares (based on the 37,709,883 Shares outstanding as of August 3, 2018, as reported in Essendant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018).

Each of Staples, Arch LP, SP GP, Sycamore, Sycamore GP, Sycamore Ltd. and Mr. Kaluzny, in their respective capacities (i) as the sole member of Emu, (ii) the indirect parent of Staples, (iii) the general partner of Arch LP, (iv) the sole member of SP GP, (v) the general partner of Sycamore, (vi) the general partner of Sycamore GP and (vii) the director of Sycamore Ltd., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Shares owned by Emu.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by and Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant nor any of their respective associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the Participants, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which the Participants or any of their respective associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Beneficial Ownership of Shares

The following table shows the number of Shares that are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each of the Participants in this solicitation as of the Record Date. Except as described below, each Participant directly owns and has sole voting power and sole dispositive power with regard to the number of Shares beneficially owned.

	Ownership of Shares	Percent of Class
Emu Investments LLC	4,203,631(1)	11.15%
Staples, Inc.	4,203,631(1)	11.15%
Arch Investors L.P.	4,203,631(1)	11.15%
SP GP (Cayman) Ltd.	4,203,631(1)	11.15%
Sycamore Partners II, L.P.	4,203,631(1)	11.15%
Sycamore Partners II GP, L.P.	4,203,631(1)	11.15%
Sycamore Partners II GP, Ltd.	4,203,631(1)	11.15%
Stefan L. Kaluzny	4,203,631(2)	11.15%
Total	4,203,631(3)	11.15%(3)

(1)

Each of Emu Investments LLC, Staples, Inc., Arch Investors L.P., SP GP (Cayman) Ltd., Sycamore Partners II, L.P., Sycamore Partners II GP, L.P. and Sycamore Partners II GP, Ltd. has shared voting power and shared dispositive power with regard to 4,203,631 Shares. Stefan L. Kaluzny has sole voting power and sole dispositive power with regard to such Shares.

(2)

Stefan L. Kaluzny has sole voting power and sole dispositive power with regard to 4,203,631 Shares. Each of Emu Investments LLC, Staples, Inc., Arch Investors L.P., SP GP (Cayman) Ltd., Sycamore Partners II, L.P., Sycamore Partners II GP, L.P. and Sycamore Partners II GP, Ltd. has shared voting power and shared dispositive power with regard to such Shares.

(3)

The Participants may be deemed to beneficially own, in the aggregate, 4,203,631 Shares, representing approximately 11.15% of Essendant’s outstanding Shares (based on the 37,656,113 Shares outstanding as of April 20, 2018, as reported in Essendant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2018).

Two Year Summary Table

The following table indicates the date of each purchase and sale of Shares by the Participants within the past two years, and the number of Shares in each such purchase and sale. Unless otherwise indicated, all transactions were effected on the open market using cash on hand or a draw on Staples’ general purpose ABL revolver.

Name	Date of Purchase/Sale	Shares of Common Stock Purchased/(Sold)
Emu Investments LLC	May 1, 2018	130,132
Emu Investments LLC	May 2, 2018	361,925
Emu Investments LLC	May 2, 2018	24,242
Emu Investments LLC	May 3, 2018	236,500
Emu Investments LLC	May 4, 2018	135,000
Emu Investments LLC	May 7, 2018	559,378
Emu Investments LLC	May 8, 2018	212,052
Emu Investments LLC	May 9, 2018	241,203
Emu Investments LLC	May 10, 2018	157,862
Emu Investments LLC	May 11, 2018	946,056	(1)
Emu Investments LLC	May 11, 2018	75,000
Emu Investments LLC	May 14, 2018	171,668
Emu Investments LLC	May 15, 2018	394,539
Emu Investments LLC	May 16, 2018	85,000
Emu Investments LLC	May 17, 2018	473,074

(1)

Represents a privately negotiated block trade with a single counterparty. Beneficial ownership of such Shares was acquired by certain of the Participants on April 26, 2018, April 27, 2018 and April 30, 2018.

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own. Please give us your proxy voting “AGAINST” the Merger Proposals by taking three steps:

•	SIGNING the enclosed GOLD proxy card;

•	DATING the enclosed GOLD proxy card; and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your Shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your Shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN ESSENDANT’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Essendant, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Essendant by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your Shares, please contact our proxy solicitor:

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

800-870-0126 (Call Toll Free)

212-269-5550 (Call Collect)

staples@dfking.com

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2018

FORM OF GOLD PROXY CARD

ESSENDANT INC.

SPECIAL MEETING OF STOCKHOLDERS

THE BOARD OF DIRECTORS OF ESSENDANT INC. IS NOT SOLICITING THIS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF EMU INVESTMENTS LLC, STAPLES, INC., ARCH INVESTORS L.P.,

SP GP (CAYMAN) LTD., SYCAMORE PARTNERS II, L.P., SYCAMORE PARTNERS II GP, L.P.,

SYCAMORE PARTNERS II GP, LTD. AND STEFAN L. KALUZNY

The undersigned appoints Stefan L. Kaluzny, Sean Rodgers or Edward McCarthy attorney and agent with full power of substitution to vote all Shares of common stock, $0.10 par value per share, of Essendant Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Special Meeting of stockholders of the Company (the “Special Meeting”) scheduled to be held on October 5, 2018, at 8:30 a.m. Central time, at Essendant’s offices located at One Parkway North Boulevard, Deerfield, Illinois, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that the participants do not know, a reasonable time before this solicitation, are to be to be presented at the Special Meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said Shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “AGAINST” Proposals 1, 2 and 3, and in the manner determined by the named proxies with respect to any other business that the participants do not know, a reasonable time before this solicitation, is to be presented at the Special Meeting. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “☐” IN BLACK OR BLUE INK)

The Participants named in the proxy statement of Staples, Inc. recommend that you vote “AGAINST” each of the Proposals:

	FOR	AGAINST	ABSTAIN
Proposal 1 – Essendant’s Share Issuance Proposal	☐	☐	☐
Proposal 2 – Essendant’s Meeting Adjournment Proposal	☐	☐	☐
Proposal 3 – Essendant’s Advisory Merger-Related Executive Compensation Proposal	☐	☐	☐

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE SIGNED. PLEASE ALSO DATE THE PROXY WHERE INDICATED BELOW.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.